SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 26, 2014
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A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	X-XXXXX	11-2464169
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

429 Santa Monica Blvd. Suite 230 Santa Monica, CA (Address of principal executive offices)	90401 (Zip code)

Registrant’s telephone number, including area code:  (310) 587-1477
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 26, 2014, A-Mark Precious Metals, Inc. (“A-Mark”) entered into a Purchase Agreement (the “Purchase Agreement”) with Afinsa Bienes Tangibles, S.A. En Liquidacion (“Afinsa”), Auctentia, S.L. (“Auctenia”) and Spectrum Group International, Inc. (“SGI”) pursuant to which SGI agreed to purchase all shares of SGI’s common stock held by Afinsa and Auctentia, which includes 44,163.76 shares held by Afinsa and 2,988,106.36 shares held by Auctentia, for an aggregate purchase price of $6,367,767.25, payable in cash at two closings and plus interest as described below. In addition, Afinsa and Auctentia agreed to sell to A-Mark any shares of common stock of A-Mark received by Afinsa and Auctentia in SGI’s previously announced spinoff of A-Mark.
The first closing under the Purchase Agreement occurred on February 26, 2014. On that date, SGI purchased 50% of the shares of SGI common stock held by Afinsa and Auctentia for $2.10 per share in cash. The shares purchased by SGI at the first closing include the right to receive the shares of common stock of A-Mark distributed in respect thereof in the spinoff. Accordingly, no shares of A-Mark common stock will be issued in respect of the shares of SGI common stock purchased from Afinsa and Auctentia at the first closing.
The second closing under the Purchase Agreement is required to occur on or prior to July 1, 2014. At the second closing, SGI will purchase the remaining 50% of shares of SGI common stock held by Afinsa and Auctentia for an aggregate purchase price of $985,487.79 and A-Mark will purchase the shares of A-Mark common stock distributed with respect to such shares of SGI common stock in the spinoff for an aggregate purchase price of $2,198,395.83, in each case together with interest calculated from February 26, 2014 to the date of the second closing at the rate of 4% per annum.
The above is a summary and is qualified in its entirety by the terms of the Purchase Agreement, which is filed as Exhibit 10.1 to this Report on Form 8-K.
Item 8.01 Other Events

(a) The spinoff, which was previously announced to take place on February 28, 2014, is now scheduled for the beginning of March 2014.  The Company will announce the date of the spinoff once all the remaining conditions to the spinoff have been satisfied.

(b) On February 12, 2014, the Board of Directors of A-Mark declared a dividend to SGI in the amount of $5.0 million. The dividend was paid on February 26, 2014.

Item 9.01. Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Purchase Agreement dated February 26, 2014 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of SGI, filed February 27, 2014)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 27, 2014
A-MARK PRECIOUS METALS, INC.

By:    /s/ Carol Meltzer
Name:    Carol Meltzer
Title:    General Counsel and Secretary